Exhibit 99.01

       Golden Spirit Gaming Ltd.

  Corporate Office

            Administration Office

   177 Telegraph Road, Suite 541

1288 Alberni Street, Suite 806

   Bellingham, WA 98226

Vancouver, BC V6E 4N5

     Tel:

   1-888-488-6882              Fax:1-604-664-0498

www.goldenspiritgaming.com

NAME CHANGE AND CAPITAL RESTRUCTURING FOR GOLDEN SPIRIT

Bellingham, WA. - June 30, 2006 - Golden Spirit Gaming Ltd. (OTC BB-GSGL) announces that a majority of the shareholders entitled to vote on such matters, approved a change of name from Golden Spirit Gaming Ltd. to “Golden Spirit Enterprises Ltd.”. In addition, approval was obtained to restructure the issued capital through a reverse split of the outstanding issued shares, the ratio of split to be one-for-eighteen (1:18).  On June 6, 2006, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Delaware changing the name to Golden Spirit Enterprises Ltd. and declaring a one-for-eighteen (1:18) reverse stock split.

The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 38119U 10 1 to 38119N 10 7. Effective at the opening of business on June 30, 2006, the symbol will change from GSGL to “GSPT”.

Robert Klein, President of the Company states, “Since the Company plans to expand its   operations to include the marketing of other products and venues not related to gaming, the change of name to Golden Spirit Enterprises Ltd. better reflects our desire to become a successful merchandiser in both gaming and non-gaming enterprises. Further, the reverse stock split will allow the Company to raise additional equity capital to allow for the expansion of operations.”

On behalf of the company,

/s/Robert Klein

Robert Klein

For further information contact: 1-888-488-6882

Visit our website at www.goldenspiritgaming.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit Mining’s filings with the Securities & Exchange Commission